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                                                                  Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements (Form S-8 No.'s 33-81057 and 333-73445) pertaining to the 1991 Stock Option Plan and 1998 Directors Stock Option Plan of Trikon Technologies, Inc. of our report dated March 26, 1999, with respect to the consolidated financial statements and schedule of Trikon Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                                 ERNST & YOUNG

Cardiff, Wales
March 30, 1999